SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 1, 2006
Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices, including zip code)

(441) 278-0440
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 1, 2006, Endurance Specialty Insurance Ltd. (‘‘Endurance Bermuda’’), a subsidiary of Endurance Specialty Holdings Ltd. (the ‘‘Company’’), acquired $235 million of multi-year, collateralized catastrophe reinsurance from Shackleton Re Limited, a Cayman Island reinsurance company (‘‘Shackleton’’). Shackleton financed the reinsurance coverage provided to Endurance Bermuda through the issuance of a $125 million risk-linked catastrophe bond pursuant to Rule 144A under the Securities Act of 1933 and the entrance into a $110 million multi-year risk-linked credit facility. Base interest on the $125 million catastrophe bond is calculated at 8.0% above the three month London Interbank Offered Rate (‘‘LIBOR’’). Base interest on $60 million of the credit facility is calculated at 8.0% above LIBOR and on the remaining $50 million of the credit facility at 7.5% above LIBOR. The Company’s press release announcing these transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The reinsurance consists of three separate coverages. The first coverage is $125 million of reinsurance for earthquake risk in California from August 1, 2006 through January 31, 2008. The Reinsurance Agreement entered into between Endurance Bermuda and Shackleton related to this coverage is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The second coverage consists of $60 million of protection for hurricanes in the U.S. Northeast, Gulf Coast and certain inland states. The third coverage provides $50 million of reinsurance for losses resulting from hurricanes or California earthquakes following occurrence of a major hurricane or California earthquake. The second and third coverages provide protection from August 1, 2006 through July 31, 2008. The Reinsurance Agreement entered into between Endurance Bermuda and Shackleton relating to these two coverages is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The reinsurance coverage provided by Shackleton to Endurance Bermuda was based on a modeled loss trigger designed to closely mimic the exposures in the Company’s portfolio of insurance and reinsurance business. Upon the occurrence of a hurricane or earthquake in the covered territories, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss exceeds the designated attachment point for the peril at issue, then Endurance Bermuda will make a recovery under the applicable reinsurance agreement. The recovery is limited to the Company’s ultimate net loss from the loss event. The modeled loss trigger is reset to reflect any applicable changes in the Company’s portfolio of insurance and reinsurance business on July 31, 2007.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release, dated August 1, 2006
99.2	Reinsurance Agreement, dated August 1, 2006
99.3	Reinsurance Agreement, dated August 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 1, 2006

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 1, 2006
99.2	Reinsurance Agreement, dated August 1, 2006
99.3	Reinsurance Agreement, dated August 1, 2006